UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 19, 2004

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Item 5. Other Events.

Institutional Shareholder Services (“ISS”) requested that Duquesne Light Holdings, Inc. provide ISS with additional information about tax fees that Duquesne Light Holdings reported in its proxy statement for its 2004 Annual Meeting of Stockholders. ISS further requested that Duquesne Light Holdings publish this information either in a Form 8-K filing or in a press release. The following information addresses the questions raised by ISS regarding the fees billed by Deloitte & Touche LLP for services rendered for the fiscal year ended December 31, 2003:

Audit Fees	$497,200
Audit-Related Fees	68,300
Tax Fees—Preparation and Compliance	989,640

Total Audit, Audit-Related and Tax Preparation and Compliance Fees	1,555,140

Other Non-audit Fees:
Tax Fees—Other (1)	373,048
All Other Fees
Total—Other Fees	23,105

Total—Fees	$1,951,293

(1)	The majority of Tax Fees-Other were incurred in connection with the Internal Revenue Services 1994-1997 audit and related dispute regarding treatment of a subsidiary’s structured lease transactions and similar investments, which was resolved through a settlement agreement in December 2003 (as discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2003).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date May 19, 2004	/s/ Stevan R. Schott
(Signature)
Stevan R. Schott Senior Vice President and Chief Financial Officer